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                          MANAGEMENT SERVICES AGREEMENT


                  This Management Services Agreement (this "AGREEMENT") is made this _____ day of _______________, 1996, by and between Home City Financial Corporation, an Ohio corporation (the "COMPANY"), and Home City Federal Savings Bank of Springfield, a savings bank chartered under the laws of the United States (the "BANK").

                  WHEREAS, the COMPANY owns 100% of the outstanding common shares of the BANK;

                  WHEREAS, the BANK provides certain management services for the COMPANY and certain officials of the BANK perform services for the COMPANY without receiving compensation from the COMPANY;

                  WHEREAS, certain of these services provided to the COMPANY also benefit the BANK; and

                  WHEREAS, the COMPANY desires to reimburse or compensate the BANK for its pro rata share of the cost of these services;

                  NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the adequacy and receipt of which is hereby acknowledged, the COMPANY and the BANK agree as follows:

                  1. At various times, as needed or requested, the BANK or its management and staff will provide services for or expend funds on behalf of the COMPANY with respect to:

                  (a) reporting by the COMPANY as a savings and loan holding company;

                  (b) reporting by the COMPANY under the federal securities laws;

                  (c)      meetings of shareholders of the COMPANY;

                  (d)      preparation of audited financial statements; and

                  (e) preparation of consolidated tax returns of the COMPANY.

                  2. Officers and directors of the COMPANY, all of whom also serve as officers and directors of the BANK, receive no separate compensation from the COMPANY.

                  3. The COMPANY will pay or reimburse the BANK on a quarterly basis for (1) services rendered by the BANK or its management and staff on the COMPANY's behalf; (2)


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its pro-rata share of expenses incurred by the BANK for matters referred to in
Paragraph 1, and (3) its pro-rata share of the compensation paid to officers and directors of the BANK who also serve in such capacities for the COMPANY.

                  4. The BANK shall bill the COMPANY quarterly for any amounts due under this AGREEMENT. To the extent such amounts relate to matters benefiting both the COMPANY and the BANK, such amounts may be determined based on the BANK'S good faith estimate of the appropriate pro-rata share of costs properly attributable to the COMPANY. These bills will reflect how the amount owed was determined.

                  5. This AGREEMENT shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

                  This AGREEMENT shall be governed by and construed in accordance with the laws of the State of Ohio, except to the extent federal law may be applicable.

                  IN WITNESS WHEREOF, the COMPANY and the BANK have executed this AGREEMENT as of the day and year first written above.

                                            HOME CITY FINANCIAL CORPORATION



                                            By:
                                               -------------------------------
                                               Douglas L. Ulery
                                                its: President


                                            HOME CITY FEDERAL SAVINGS BANK
                                             OF SPRINGFIELD



                                            By:
                                               -------------------------------
                                               Douglas L. Ulery
                                                its: President